NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Ltd. Publishes 2018 Global Loss Triangles

HAMILTON, Bermuda--(BUSINESS WIRE -- June 24, 2019)

Everest Re Group, Ltd. (“Everest”) (NYSE: RE) announced today that it has published its Global Loss Triangles for the year ended December 31, 2018.

These documents are available on the Company’s website at www.everestre.com in the Investors section under Financial Reports.

About Everest Re Group, Ltd.
Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com

Contact:
Everest Re Group, Ltd.
Jon Levenson, Head of Investor Relations
Investor.relations@everestre.com
Phone (908) 604-3169